Exhibit 99.4

CONSENT OF International Metallurgical & Environmental Inc.

The undersigned hereby consents to the inclusion in or incorporation by reference in the registration statements on Form S-3 (No. 333-220484) and Form S-8 (No. 333-181020, No. 333-188950, No. 333-205102 and No. 208149) (the “Registration Statements”) of Trilogy Metals Inc. filed with the United States Securities and Exchange Commission, to any amendments or post-effective amendments to the Registration Statements and to any prospectuses or prospectus supplements thereto, of references to the undersigned’s name and International Metallurgical & Environmental Inc.’s name and to the use of the technical report titled “NI 43-101 Technical Report on the Bornite Project, Northwest Alaska, USA” dated effective June 5, 2018 and released July 20, 2018 (the “Technical Report”), and the use of scientific and technical information, including any reserve and resource estimates, from the Technical Report (collectively, the “Technical Information”), including extracts from or summaries of the Technical Information.

DATED: July 20, 2018

Signed “Jeffrey Austin”

Name: Jeffrey B. Austin, P.Eng. International Metallurgical & Environmental Inc.